Exhibit (3i)

                           ARTICLES OF INCORPORATION
                                       OF
                            MONOCACY BANCSHARES, INC



         FIRST: THE UNDERSIGNED, Carroll D. Myers, whose address is 222 East Baltimore Street, Taneytown, Carroll County, Maryland 21787, being at least 18 years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.

         SECOND: The name of the Corporation (which is hereinafter called the ("Corporation") is:

                           MONOCACY BANCSHARES, INC.

         THIRD:            (a)      The purposes for which, and  any  of  which,
                                    the Corporation is formed and the business and objects to be carried on and promoted by it are:

                           (1)      To act as a bank holding company.

                           (2) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any and all securities, as such term is hereinafter defined, issued or created by any corporation, firm, organization, association or other entity, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, dependency or possession thereof, or of any foreign country or of any political subdivision or territory thereof, or issued or created by the United States of America or any state of commonwealth thereof or any foreign country, or by any agency, subdivision, territory dependency, possession or municipality of any of the foregoing, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                           (3) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

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                                                                    Exhibit (3i)

                           (b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

                           (c) The term "securities" as used in this Article shall mean any and all notes, stocks, treasury stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit sharing agreement, collateral trust certificates, preorganization certificates
                                    or   subscriptions,   transferable   shares,
                                    investment    contracts,    voting     trust
                                    certificates, certificates of deposit for  a
                                    security, fractional undivided interests  in
                                    oil, gas, or other mineral  rights,  or,  in
                                    general,   any  interests   or   instruments
                                    commonly known as "securities", or  any  and
                                    all    certificates     of    interest    or
                                    participation  in,  temporary   or   interim
                                    certificates for, receipts for, guaranties of, or warrants or rights to subscribe to or purchase, any of the foregoing.

         FOURTH: The address of the principal office of the Corporation in this State is 222 East Baltimore Street, Taneytown, Carroll County, Maryland 21787.

         FIFTH: The name and address of the resident agent of the Corporation in this State is David M. Abramson, c/o Levan, Schimel, Belman and Abramson, P.A., Suite 400, Woodmere I, 9881 Broken Land Parkway, Columbia, Maryland 21046. Said resident agent is a citizen of the State of Maryland who resides there.

         SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is four million (4,000,000) shares of Common Stock, par value Five Dollars ($5.00) per share, amounting in aggregate par value to Twenty Million Dollars ($20,000,000).

         SEVENTH:          (a)      The  number  of directors of the Corporation
                                    shall  be  ten (10),  which  number  may  be
                                    increased  or  decreased  pursuant  to   the
                                    By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.

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                                                                    Exhibit (3i)

                           (b) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a majority vote of the stockholders or the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

                           (c) Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least seventy five percent (75%) of the aggregate number of votes entitled to be cast in the election for directors.

                           (d)      The  following  persons   shall   serve   as
                                    directors until the 1994 annual meeting of stockholders:

                                              1.     Carroll D. Myers
                                              2.     David M. Abramson
                                              3.     Glenn E. Eaves
                                              4.     Jacob M. Yingling

                                    The   following   persons   shall  serve  as
                                    directors until the 1995 annual meeting of stockholders:

                                              5.     George B. Crouse
                                              6.     E. Wayne Baumgardner
                                              7.     George A. Fream

                                    The   following   persons   shall  serve  as
                                    directors until the 1996 annual meeting of stockholders:

                                              8.     Harry B. Dougherty
                                              9.     Donald R. Hull
                                             10.     Eric E. Glass

                  At each annual meeting of stockholders beginning in 1994, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of three years.


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                                                                    Exhibit (3i)



         EIGHTH:           (a)      The following provisions are hereby  adopted
                                    for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

                           (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock to any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

                           (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sold discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

                           (3) The Board of Directors shall have power from time to time and in its sole discretion to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or to determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or  purposes  as it shall  determine
                                    and to abolish any such  reserve or any part
                                    thereof; to distribute and pay distributions
                                    or  dividends   in  stock,   cash  or  other
                                    securities  or  property,  out of surplus or
                                    any other funds or amounts legally available
                                    therefor,   at   such   times   and  to  the
                                    stockholders  of record on such  dates as it
                                    may,  from time to time,  determine;  and to
                                    determine  whether and to what extent and at
                                    what   times  and   places  and  under  what
                                    conditions and regulations

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                                                                    Exhibit (3i)

                                    the books,  accounts  and  documents  of the
                                    Corporation,  or any of them,  shall be open
                                    to the inspection of stockholders, except as
                                    otherwise  provided  by  statute  or by  the
                                    By-Laws,  and,  except  as so  provided,  no
                                    stockholder  shall have any right to inspect
                                    any  book,   account  or   document  of  the
                                    Corporation unless authorized to do so by resolution of the Board of Directors.

                           (4) A contract or other transaction between the Corporation and any of its directors or between the Corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely because of any one or more of the following: the common directorship or interest; the presence of the director at the meeting of the Board of Directors which authorizes, approves or ratifies the contract or transaction; or the counting of the vote of the director for the authorization, approval or ratification of the contract or transaction. This paragraph
                                    (4) applies if:

                           (A) the fact of the common directorship or interest is disclosed or known to: the Board of Directors and the Board authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity authorizes, approves or ratifies by a majority of the votes case the contract or transaction; or

                           (B) the contract or transaction is fair and reasonable to the Corporation.

                  Common or interested directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified. If a contract or transaction is not authorized, approved or ratified in one of the ways provided for in clause (A) of the second sentence of this Paragraph (4), the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved or ratified. The procedures in this Paragraph (4) do not apply to the fixing by the Board of Directors of reasonable compensation for a director, whether as a director or in any other capacity.

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                                                                    Exhibit (3i)

                  (5) The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and to the full extent permitted, by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors of the Corporation's by-laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend form time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation shall limit or eliminate the right to indemnification provided under this Paragraph (5) with respect to acts or omissions occurring prior to such amendment or repeal.

                  (6) To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors or officers under this Paragraph (6) with respect to any act or omission which occurred prior to such amendment or repeal.

                  (7) The Board of Directors shall, in connection with the exercise of its business judgment involving any actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases or shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger consolidation, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to its stockholders, give due consideration to all relevant factors, including, but not limited to (A) the economic effect, both immediate and long-term, upon the Corporation's stockholders, including stockholders, if any, not to participate in the transaction; (B) the social and economic effect on the employees, depositors and customers of, and other dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on historical and current operating results or financial condition of the Corporation; (D)

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                                                                    Exhibit (3i)

                           whether a more favorable price could be obtained for the Corporations's stock or other securities in the future; (E) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation; and (G) any antitrust or other legal and regulatory issues that are raised by the proposal. If the Board of Directors determines that any actual or proposed transaction which would or may involve a change in control of the Corporation should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following:
                           advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity.

                  (8)      (A)      Nominations  for  the  election of directors
                                    and proposals for any  new  business  to  be
                                    taken up at any annual or special meeting of
                                    stockholders  may  be  made  by the Board of
                                    Directors  of  the  Corporation  or  by  any
                                    stockholder of the Corporation  entitled  to
                                    vote generally in the election of directors.
                                    In   order   for   a   stockholder   of  the
                                    Corporation to  make  any  such  nominations
                                    and/or  proposals,  he  or  she  shall  give
                                    notice  thereof  in  writing,  delivered  or
                                    mailed  by  first  class United States mail,
                                    postage prepaid, to  the  secretary  of  the
                                    Corporation not less than 30 days  nor  more
                                    than 60 days  prior  to  any  such  meeting;
                                    provided, however, that if less than 31 days
                                    notice  of   the   meeting   is   given   to
                                    stockholders,  such  written notice shall be
                                    delivered or mailed, as  prescribed,  to the
                                    secretary of the Corporation not later  than
                                    the close of the tenth day following the day
                                    on which notice of the meeting was mailed to
                                    stockholders. Each such notice  given  by  a
                                    stockholder with respect to  nominations for
                                    the  election  of  directors shall set forth
                                    (i) the  name, age, business address and, if
                                    known,  residence  address  of  each nominee
                                    proposed in such notice, (ii) the  principal
                                    occupation   or   employment  of  each  such
                                    nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such

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                                                                    Exhibit (3i)

                                    other information as would be required to be
                                    included  in a  proxy  statement  soliciting
                                    proxies  for the  election  of the  proposed
                                    nominee  pursuant to  Regulation  14A of the
                                    Securities Exchange Act of 1934, as amended,
                                    including, without limitation, such person's
                                    written  consent to being named in the proxy
                                    statement  as a nominee  and to serving as a
                                    director,  if  elected,  and  (v)  as to the
                                    stockholders  giving such  notice,  his name
                                    and   address   as   they   appear   on  the
                                    Corporation's books and the class and number
                                    of  shares  of  the  Corporation  which  are
                                    beneficially  owned by such stockholder.  In
                                    addition,   the   stockholder   making  such
                                    nomination  shall promptly provide any other
                                    information   reasonably  requested  by  the
                                    Corporation.

                           (B) Each such notice given by a stockholder to the secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.  Notwithstanding anything in  this
                                    charter to the contrary, no  business  shall
                                    be  conducted  at  the  meeting   except  in
                                    accordance with the procedures set forth in this Paragraph (8).

                           (C) The chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place 30 days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

                           9. No merger, consolidation, liquidation or dissolution of the Corporation, nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of:

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                                                                    Exhibit (3i)

                                    (A)     the  holders  of  at  least   eighty
                                            percent  (80%)  of  the  outstanding
                                            shares  of  Common  Stock   of   the
                                            Corporation; or

                                    (B)     the  holders  of at least  sixty-six
                                            and two-thirds  percent (66 2/3%) of
                                            the  outstanding  shares  of  Common
                                            Stock of the  Corporation,  provided
                                            that such  transaction  has received
                                            the  prior   approval  of  at  least
                                            eighty  percent  (80%) of all of the
                                            members of the Board of Directors.

                           10. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation. Notwithstanding any other provision of this Charter or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the By-Laws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than seventy-five percent (75%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class cast at a meeting of the stockholders called for that purpose; provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the Board of Directors.

                           11. The Board of Directors reserves the right from time to time to make any amendments of the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock by classification, reclassification or otherwise, but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of the votes entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting; provided, however, that any amendment to, repeal of or adoption of any provision inconsistent with Article SEVENTH or Paragraph (5), (6), (7), (8), (9), (10)
                                    or (11) or Article  EIGHTH  (a)  shall  have
                                    been   authorized    by    not   less   than
                                    seventy-five percent (75%) of  the aggregate
                                    votes   entitled   to   be   cast    thereon
                                    (considered for this purpose as a single class), by vote at a meeting or in writing with or without a meeting.

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


                                                                    Exhibit (3i)

                           (b) The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General
                                    Laws  of   the  State  of  Maryland  now  or
                                    hereafter in force.

                  NINTH: The duration of the Corporation shall be perpetual.




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


                                                                    Exhibit (3i)

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act, on April 1, 1993.



                                             /s/ Carroll D. Meyers
______________________________               _____________________________
Witness                                      Carroll D. Myers



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